As filed with the Securities and Exchange Commission on September 29, 2021

File No. 024-11661

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

(Amendment No. 1)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MAGELLAN GOLD CORPORATION

(Exact name of issuer as specified in its charter)

Nevada

(State of other jurisdiction of incorporation or organization)

602 Cedar St., Ste. 205

Wallace, ID 83873

(208) 556-1600

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Michael B. Lavigne, CEO

Magellan Gold Corporation

602 Cedar St., Ste. 205

Wallace, ID 83873

(208) 556-1600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Philip Magri, Esq.

Carmel, Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, NY 10018

Phone: 212-658-0458

Fax: 646-838-1314

1000	27-3566922
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Explanatory Note

This Amendment No. 1 to the Regulation A Offering Statement on Form 1-A (File No. 024-11661) filed by Magellan Gold Corporation with the SEC on September 28, 2021 (the “Original Filing”) is being filed with the SEC solely to correct certain information included under Item 4 of Part I of the Original Filing. Accordingly, this Amendment consists of only Part I (as amended), the facing page, this Explanatory Note, Part III and the Signature Page. The Preliminary Offering Circular included as Part II of the Original Filing is unchanged and therefore has been omitted from this Amendment.

PART III—EXHIBITS

Exhibit No.:	Description of Exhibit
1.1*	Broker-Dealer Services Agreement, dated May 24, 2021, with The Dalmore Group LLC
2.1	Articles of Incorporation filed September 28, 2010 (1)
2.2	Bylaws (1)
2.3	Amended and Restated Bylaws (4)
2.4	Second Amended and Restated Bylaws (6)
3.1	Specimen Common Stock Certificate (1)
3.2*	Form of Warrant
4.1*	Form of Subscription Agreement
6.1	Cowles’ Option and Mining Lease (1)
6.2	Mining Lease–Randall Claims (1)
6.3	Assignment of Randall Mining Lease Agreement (1)
6.4	Mining Lease–Secret Claims (1)
6.5	Consulting Agreement (1)
6.6	Promissory Note Dated August 23, 2011, in favor of John C. Power (2)
6.7	Promissory Note Dated August 23, 2011, in favor of John D. Gibbs (2)
6.8	First Amendment to Mining Lease–Secret Claims (3)
6.9	Second Amendment to Mining Lease–Randall Claims (3)
6.10	Promissory Note Dated February 28,2012, in favor of John D. Gibbs (5)
6.11	Third Amendment to Mining Lease–Randall Claims (7)
6.12	Option Agreement–Columbus Silver (8)
6.13	Amendment No. 1 to Promissory Note in favor of John C. Power (9)
6.14	Credit Agreement dated December 31, 2012 in favor of John D. Gibbs (10)
6.15	Amendment No. 1 to Silver District Option Agreement (11)
6.16	Allonge and Modification Agreement with John D. Gibbs (12)
6.17	Promissory Note in favor of John Power (13)
6.18	Silver District / Columbus Silver Purchase Agreement (14)
6.19	Promissory Note in favor of Clifford Neuman (14)
6.20	Second Allonge and Modification Agreement with John D. Gibbs (15)
6.21	Employment Agreement–W. Pierce Carson (16)
6.22	Employment Agreement–W. Pierce Carson (Magellan) (17)
6.23	Agreement and Plan of Merger (18)
6.24	Mining Option Agreement
6.25	Lock-Up/Voting Trust Agreement (19)
6.26	Intuitive Pty, Ltd. Agreement (19)
6.27	Mining Clip LLC Agreement (19)
6.28	Promissory Note (19)
6.29	Memorandum of Understanding (20)
6.30	Consulting Agreement (21)
6.31	Promissory Note in favor of W. Pierce Carson (21)
6.32	Promissory Note in favor of John Power (21)
6.33	Promissory Note in favor of John Gibbs (21)
6.34	Promissory Note in favor of John Power (22)
6.35	Securities Purchase Agreement between Magellan Gold Corporation and AJB Capital Investments, LLC (23)
6.36	Promissory Note in favor of AJB Capital Investments, LLC (23)
10.1*	Power of Attorney (included on Signature Page and incorporated by reference herein)
11.1*	Consent of Carmel Milazzo & Feil LLP (included in Exhibit 12.1 and incorporated by reference herein)
11.2*	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm.
12.1*	Opinion of Carmel Milazzo & Feil LLP

*Previously filed as an exhibit to Form 1-A (File No: 024-11661) filed with the Commission on September 28, 2021 and incorporated by reference herein.

Footnotes:

(1)	Incorporated by reference as an Exhibit to Form S-1 as filed with the Commission on May 18, 2011.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, as filed with the Commission on August 25, 2011.
(3)	Incorporated by reference as an Exhibit to Quarterly Report on Form 10-Q as filed with the Commission on November 14, 2011.
(4)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on February 7, 2012.
(5)	Incorporated by reference as an Exhibit to Current Report on Form 8-K/A-1 as filed with the Commission on March 29, 2012.
(6)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on March 30, 2012.
(7)	Incorporated by reference as an Exhibit to Annual Report on Form 10-K as filed with the Commission on March 30, 2012.
(8)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on August 30, 2012.
(9)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on February 4, 2013.
(10)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on February 4, 2013.
(11)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on August 23, 2013.
(12)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on January 2, 2014.
(13)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on April 29, 2014.
(14)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on October 2, 2014.
(15)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on February 3, 2015.
(16)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on June 11, 2015.
(17)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on June 2, 2016.
(18)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on July 27, 2016.
(19)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on October 27, 2016.
(20)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on March 7, 2017.
(21)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on June 20, 2017.
(22)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on July 21, 2017.
(23)	Incorporated by reference as an Exhibit to Current Report on Form 8-K as filed with the Commission on April 23, 2021.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wallace, State of Idaho, on September 29, 2021.

MAGELLAN GOLD CORPORATION

By:	/s/ Michael B. Lavigne
Michael B. Lavigne
Chief Executive Officer and President (Principal Executive Principal Financial and Accounting Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael B. Lavigne	Chief Executive Officer, President and Director (Principal Executive) (Principal Financial and Accounting Officer)	September 29, 2021
Michael B. Lavigne

*	Director	September 29, 2021
Mark Rodenbeck

*	Director	September 29, 2021
Deepak Malhotra

*	Director	September 29, 2021
Greg Schifrin

* By:	/s/ Michael B. Lavigne
Michael B. Lavigne
Attorney-in-fact